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BRAD B. HAYNES                                     9005 Burton Way
CERTIFIED PUBLIC ACCOUNTANT                        Los Angeles, California 90048
                                                              Tel (310) 273-7417
                                                              Fax (310) 285-0865

January 4, 2000

Directors and Officers
Integrated Communication Networks, Inc.
27061 Aliso Creek Road, Suite 100
Aliso Viejo, CA 92656

         RE: Security Exchange Commission (SEC) Form S-1 Registration

Gentlemen:

         I, hereby consent to the use of the Audited Financial Statements of phoneXchange, Inc., as of December 31, 1998, for the Parent Company's SEC form S-1 Registration.

Sincerely,

Brad B. Haynes